CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 3, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Credit Suisse Trust-Global Post-Venture Capital Portfolio, Credit Suisse Trust-International Focus Portfolio, Credit Suisse Trust-Emerging Markets Portfolio, Credit Suisse Trust-Large Cap Value Portfolio, Credit Suisse Trust-Emerging Growth Portfolio, Credit Suisse Trust-Small Cap Growth Portfolio, Credit Suisse Trust-Blue Chip Portfolio and Credit Suisse Trust-Small Cap Value Portfolio (constituting the Credit Suisse Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Counsel" in the Statement of Additional Information.




PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
March 26, 2004